CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts" and to the use of our report dated February 2, 1999, in Amendment No. 1 to the Registration Statement (Form N-2 No. 333-79377) and related Prospectus of American Capital Strategies, Ltd. dated July 9, 1999.



                                             /s/ Ernst & Young LLP

July 8, 1999
Washington, DC